Exhibit (k)(4)
September [   ], 2007
John Hancock Advisers, LLC
601 Congress Street
Boston, MA 02210
ADDITIONAL COMPENSATION AGREEMENT
Ladies and Gentlemen:
Reference is made to the Underwriting Agreement dated September [      ], 2007 (the “Underwriting Agreement”), by and among John Hancock Tax-Advantaged Global Shareholder Yield Fund, a closed-end management investment company (the “Fund”), John Hancock Advisers, LLC (“JHA” or the “Adviser”), Epoch Investment Partners, Inc. and Analytic Investors, Inc. (the “Sub-Advisers”) and each of the respective Underwriters named therein, with respect to the issue and sale of the Fund’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), as described therein. Reference is also made to (i) the Investment Advisory Agreement, dated August [      ], 2007 (the “Investment Advisory Agreement”) between the Adviser and the Fund and (ii) the registration statement on Form N-2 regarding the Common Shares of the Fund (the “Registration Statement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.
The Adviser hereby confirms its agreement with each Qualifying Underwriter (as defined in Section 1 hereof) with respect to the additional compensation referred to in the “Underwriting” section of the Registration Statement, payable by the Adviser to each of the Qualifying Underwriters. The Adviser agrees to pay to each Qualifying Underwriter additional compensation (collectively, the “Additional Compensation”) as provided for in Section 3 hereof; provided, however, that such Additional Compensation shall not exceed an amount equal to [            ]% per annum of the aggregate average daily gross assets of the Fund (including assets attributable to any preferred shares of the Fund that may be outstanding); and provided, further, that such payments shall not exceed the “Maximum Additional Compensation Amount” (as defined in Section 4 hereof). The Additional Compensation shall be payable as set forth in Section 3 hereof.
SECTION 1. Qualifying Underwriters. For the purposes of this Additional Compensation Agreement, each Underwriter (other than UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated), which sells Common Shares of the Fund with an aggregate purchase price to the public of at least $50,000,000 shall be a “Qualifying Underwriter”; provided, however, that the amounts required to qualify as a Qualifying Underwriter may be reduced with respect to any Underwriter in the sole discretion of the Adviser. Within 60 days following the Closing Date, the Qualifying Underwriters shall prepare or cause to be prepared and provide to the Adviser a chart listing each of the Qualifying Underwriters, which chart shall indicate the aggregate purchase price to the public of the Common Shares sold by each Qualifying Underwriter and the Pro Rata Percentage (as defined in Section 2 hereof) of each Qualifying Underwriter and shall be appended as Schedule A to this Additional Compensation Agreement. Such Schedule A shall be prepared in good faith by the Qualifying Underwriters and subject to verification by the Adviser.
SECTION 2. Pro Rata Percentage. Each Qualifying Underwriter shall be assigned a “Pro Rata Percentage,” the numerator of which shall equal the aggregate purchase price to the public of the

Common Shares sold by such Underwriter as set forth on Schedule A hereto and the denominator of which shall equal the aggregate purchase price to the public of all of the Common Shares purchased by the Underwriters pursuant to the Underwriting Agreement.
SECTION 3. Payment of Additional Compensation.
     (a) The Adviser shall pay the Additional Compensation, quarterly in arrears, to each Qualifying Underwriter in an amount equal to the product of such Qualifying Underwriter’s Pro Rata Percentage multiplied by 0.0250% of the aggregate average daily gross assets of the Fund for such quarter.
     (b) All fees payable hereunder shall be paid to each Qualifying Underwriter by wire transfer of immediately available funds within 15 days following the end of each calendar quarter to the bank account designated by such Qualifying Underwriter. At the time of each payment of Additional Compensation hereunder, the Adviser shall deliver to each Qualifying Underwriter receiving an installment of Additional Compensation a statement indicating the amount of the aggregate average daily gross asset value of the Fund for such quarter (including assets attributable to any preferred shares of the Fund that may be outstanding) on which such payment was based.
     (c) The initial payments of Additional Compensation hereunder shall be paid with respect to the calendar quarter ending December 31, 2007. In the event that this Additional Compensation Agreement terminates prior to the end of a calendar quarter, the Additional Compensation required to be paid hereunder shall be due and payable within 15 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day which is not a business day, it shall be due on the next day which is a business day. All fees payable hereunder shall be in addition to any fees paid by the Adviser pursuant to the Underwriting Agreement.
SECTION 4. Maximum Additional Compensation Amount. The “Maximum Additional Compensation Amount” payable by the Adviser hereunder shall be [            ]% of the aggregate offering price of the Common Shares. [                 ] will receive additional compensation which will not exceed [      ]% of the aggregate initial offering price of the Common Shares.
SECTION 5. Term. This Additional Compensation Agreement shall continue coterminously with and so long as the Investment Advisory Agreement, dated [      ], 2007, remains in effect between the Fund and the Adviser, or any similar investment advisory agreement with a successor in interest or affiliate of the Adviser remains in effect, as, and to the extent, that such investment advisory agreement is renewed periodically in accordance with the Investment Company Act of 1940, as amended. This Additional Compensation Agreement shall terminate on the earliest to occur of (a) with respect to any Qualifying Underwriter, the payment by the Adviser to such Qualifying Underwriter of the Maximum Additional Compensation Amount, (b) with respect to the Fund, the dissolution and winding up of the Fund and (c) with respect to the Fund, the date on which the Investment Advisory Agreement or other investment advisory agreement between the Fund and the Adviser or any successor in interest to the Adviser, including but not limited to an affiliate of the Adviser, shall terminate.
SECTION 6. Not an Investment Adviser. The Adviser acknowledges that the Underwriters are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Additional Compensation Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of any Underwriter, and the Underwriters are not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

SECTION 7. Not Exclusive. Nothing herein shall be construed as prohibiting any Underwriter or its respective affiliates from acting as such for any other clients (including other registered investment companies or other investment advisers).
SECTION 8. No Liability. The Adviser agrees that no Underwriter shall have liability to the Adviser or the Fund for any act or omission to act by such Underwriter in the course of its performance under this Additional Compensation Agreement, in the absence of gross negligence or willful misconduct on the part of such Underwriter. The Adviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Additional Compensation Agreement.
SECTION 9. Assignment. This Additional Compensation Agreement may not be assigned by any party without the prior written consent of each other party.
SECTION 10. Amendment; Waiver. No provision of this Additional Compensation Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.
SECTION 11. Governing Law. This Additional Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and each Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Adviser and each Underwriter waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Additional Compensation Agreement. The Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Adviser and may be enforced in any other courts to the jurisdiction of which the Adviser is or may be subject, by suit upon such judgment.
SECTION 12. Entire Agreement. This Additional Compensation Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Additional Compensation Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Additional Compensation Agreement, which will remain in full force and effect. This Additional Compensation Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each Underwriter and the Adviser.
SECTION 13. Counterparts. This Additional Compensation Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Additional Compensation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Adviser and the Qualifying Underwriters in accordance with its terms.

Very truly yours, [ ]
By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

JOHN HANCOCK ADVISERS LLC

By:
Name:
Title:

SCHEDULE A

Aggregate
	Purchase Price to Public	Pro Rata
Name of Qualifying Underwriter	of Common Shares Sold	Percentage
[ ]	$ [ ]	[ ] %

Indemnification Agreement
September [   ], 2007
[          ]
[ADDRESS]
In connection with the additional compensation payments made to [     ] (the “Bank”) by the undersigned (the “Company”) as set forth in the Additional Compensation Agreement dated September [ ], 2007, between the Company and the Bank (the “Agreement”), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders and affiliates and other constituencies, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform financial services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank’s prior written consent. For purposes of this Indemnification Agreement, the Bank shall include the Bank itself, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.
     The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Bank’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of the Bank in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any obligations of any party arising under or in connection with the Underwriting Agreement.
     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours, JOHN HANCOCK ADVISERS, LLC
By:
Name:
Title:

Accepted and agreed to as of the date first above written:

[ ]

By:
Name:
Title: